Exhibit 10.4

TENANCY AGREEMENT (COMMERCIAL)

THIS TENANCY AGREEMENT is made on the29th October TwoThousand and Ten (2010)

BETWEEN

ATOMIC VISION SDN. BHD. (Company No. 914627-K), a company incorporated in Malaysia under the Companies Act 1965 with its registered office at 37-2 (Room 1), 2nd Floor, Jalan Metro Perdana 7, Taman Usahawan Kepong, Kepong Utara, 52100 Kuala Lumpur (hereinafter referred to as “the Landlord” which expression where the context so admits shall include the Landlords’ successors in title and permitted assigns) of the one part.

AND

Union Hub Technology Sdn. Bhd. (Reg. No.807388-P)(hereinafter  referred toas “the Tenant” which expression where the context so admits shall include theTenant’s successors in title and permitted assigns) of the other part.

WHEREBY IT IS AGREED as follows: -

1. The Landlord let the Tenant take ALL THOSE PREMISES known as 11-2, Jalan 26/70A, Desa Sri Hartamas, 50480 Kuala Lumpur(hereinafter referred to as “the said premises”) for a term of 24 months commencing on  01st DCEMBER 2010to 30th   NOVEMBER2012at the monthly rental of Ringgit Malaysia Two Thousand Five Thousand  (RM2,500.00) excluding GST:

2. The monthly rental amount of Ringgit Malaysia Two Thousand Five Hundred Only (RM2.500.00) -any announcement/revision made on GST by the government would similarly be applied-shall be payable in advance on the first day of every calendar month of the term hereby created, without demand or any deduction or notice in advance to the Landlord.

3. THE TENANT hereby agrees with the Landlord as follows: -

ADVANCE RENTAL PAYMENT & SECURITY DEPOSIT

(a) To pay the rental to the Landlord on the dates and in the manner aforesaid;

(b) To pay the Landlord immediately on signing of this Agreement RM7,500.00 equivalent to 3 months’ rental. The sum of RM5,000.00which shall be held by the Landlord (hereinafter called the “security deposit”) as a security deposit until the expiration of the term hereby created. The balance of RM2,500.00 shall be rental paid in advance forthe first month of the Tenancy covering the period 01stDecember 2010 to 31stDecember 2010. If the Tenant shall fail to perform and observe the covenants and conditions herein contained and or if there is any premature termination of the tenancy, the said security deposit shall be forfeited without prejudice to any of the Landlord’s other rights and remedies to claim for damages and compensation at law or in equity. PROVIDED ALWAYS that if the Tenant shall duly perform and observe the Tenant’s covenants herein contained, the Landlord shall on the expiration of the term hereby created refund the said security deposit without interest to the Tenant within 30 days upon determination of the tenancy or after the handover inspection has been jointly conducted, whichever is the later.

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(c) Notwithstanding, Clause 3(b) above:

APPROVALS BY RELEVANT AUTHORITIES

i) in the event that at the end of 30 days from the execution of this Agreement all necessary approvals whatsoever from all the relevantauthorities has not been issued, the tenancy shall not commence on the date stated in Clause 1 above.

ii) in the event the Tenant surrenders the tenancy by reason of failure to obtain the necessary approvals as aforestated within thestipulated time and the failure is not by reason of any default of the Landlord, the Landlord shall be entitled to forfeit the security depositpaid under this Agreement.

iii) The rental for the first month of the tenancy which has been paid in advance by the Tenant shall be forfeited if the Tenant remains inpossession of the premises at the expiry of 30 days from the date hereof without obtaining all the approvals from the relevantauthorities.

TO INDEMNIFY LANDLORD

iv) To pay or indemnify the Landlord against all charges for all utilities (eg. water, gas, electricity, sewerage fee) and for any appliances hired from or services supplied by the various service providers  or any telephone hired from or telephone services provided by operators of telecommunications in Malaysia or any other suppliers and any government tax or taxes payable on such charges.

SALE / COLLECTIVE SALE

v) That the Landlord hereby reserved the right to give two (02) months notice to the Tenant (without any compensation) after a minimum of Twelve (12) months  period of the tenancy to vacate the premises should notice be given by the Owner to hand over the premises due to an En-Bloc/Collective Sale / Sale of the building.

LIABILITY OF TENANT

4. (a) At the Tenant’s own cost and expense to keep in good and tenantable repair and condition the said premises including all doors, glass windows, shutters, locks and thesanitation and water apparatus and air- conditioning units hereof together with furniture fixtures and fitting throughout the tenancy and also to make good any stoppage of or damage to any pipes caused by the negligence of the Tenant, servants, agents, customers, licensees or invitees.

INTERIOR REPAIRS

(b) To replace blown electric bulbs/tubes and to repair all leakages at the Tenant’s own cost and expense.

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(c) To permit the Landlord and their authorized agent(s) with or without workmen and others at all reasonable times upon prior appointment to enter upon the said premises and examine the state and condition thereof and the furniture fixtures and fittings and thereupon the Landlord may serve on the Tenant notice in writing specifying any repairs to be effected on damage caused by negligence of the Tenant, his employees, servants or licensees necessary to be done and require the Tenant forthwith to execute the same and if the Tenant shall not within ten (10) days after the service of such notice proceed diligently with execution of such repairs therein the Landlord or his agents shall have the right to enter upon the said premises and the said premises shall be forthwith recoverable by action. The Landlord shall be entitled to deduct the cost of repair from the security deposit whereupon the Tenant shall pay such amount to the Landlord so that the deposit shall always remain at RM5,000.00

ACCESS TO PREMISES FOR NEW TENANTS

(d) To permit the Landlord and/or their authorised agent(s) three (3) calendar months prior to the expiry of the term hereby created, upon prior appointment to bring prospective tenants to view the said premises for the purpose of letting the same. In addition, to permit the Landlord from time to time by prior appointment to bring prospective purchasers to view the said premises for the purpose of selling the same, in which case the sale would be subjected to terms and conditions hereby created.

AUTHORIZED USE AS INTENDED OFFICE

(e) At all times, to use the premises or any part thereof strictly for the purpose of as authorized by the landlord . At all times, the usage of the premises for any purpose whatsoever shall be subject to the approval of Landlord. At all times the Tenant shall comply with the Rules and Regulations(for which it is licensed to operate) and by-laws of the local authorities.

CHANGE OF BUSINESS BY TENANT

(f) In the event the Tenant ceases to operate the intended business at the premises as aforesaid during the term, then, unless the Landlord and/or the relevant/competent authorities shall have agreed to the change of business, the Landlord shall be entitled to forfeit the deposit paid hereunder and terminate this Tenancy Agreement but without prejudice to any right of action of the Landlord in respect of any antecedent breach of the provisions and conditions of this Tenancy Agreement by the Tenant and without prejudice to any other rights at law or in equity which the Landlord may have against the Tenant.

STATUTORY REQUIREMENTS, PERMITS, LICENCES & APPROVALS

(g) The Tenant will notpermit or suffer the use of the Premises or any part thereof for any other purpose. The Tenant shall obtain prior to the commencement of the Tenancy and maintain throughout the term at its own cost all necessary statutory requirements, permits, licences and approvals from the relevant/competent authorities in connection with the Tenant’s operations as anOFFICE.. Any delay or inability in obtaining the necessary approvals from the relevant/competent authorities shall not be a ground for the Tenant to refuse to make any payments due to the Landlord under or to be bound by this Tenancy Agreement.

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TO INDEMNIFY THE LANDLORD

(h) To comply in all respects and not at any time during the continuance of the term hereby granted to do or omit or permit to be done or omitted anything on the demised property the doing or omission of which shall be a contravention of any provisions of all present and future laws, legislation, subsidiary legislation, statutes, orders, by-laws, rules and regulations whatsoever (collectively “Laws”) for the time being in force and requirements of any competent authority and notices of orders which may be given by any governmental, quasi-governmental, statutory or regulatory authority including without limitation any licensing or civic authority having jurisdiction or authority over or in respect of the premises or the user thereof, imposed on the occupier of and relating to the premises or anything done in or upon the premises by the Tenant, and shall indemnify the Landlord on a solicitor and client basis against all actions proceedings damages penalties costs charges claims and demands which may be brought or made by reason of such Laws or requirements or notices or orders or any default in compliance with them.

UNAUTHORIZED ALTERATIONS AND ADDITIONS

(i) Not to make or permit any alterations or additions to the said premises or to pull down or alter the construction and internal arrangement of the premises without first obtaining the written consent of the Landlord.

RENT-FREE FITTING OUT PERIOD

(j) The Tenant shall have a 2 weeks rent-free fitting out period from 15th November 2010 till 30th November 2010. For any fitting out works, relating to sanitary and plumbing works, electrical works, air- conditioning and mechanical ventilation works and fire protection works, the Tenant shall seek prior written consent of the Landlord. such approval not to be unreasonably withheld or delayed. The Tenant can engage his contractor to carry out the works.Not to hack any holes or drive anything whatsoever into the walls and ceiling without first obtaining written consent from the Landlord exceptanything reasonably done for the purpose of hanging pictures, paintings and the like.

NO ILLEGAL / IMMORAL USE AND TO CAUSE NUISANCE

(k) Not to do or permit to be done upon the said premises by the Tenant, servants, agents, customers, licensees or invitees anything which may be or may become a nuisance or annoyance to or in any way interfere with the quiet and comfort of the neighbourhood, including but not limited to permitting such number of persons to be at the premises, which at the full discretion of the Landlord may be or may become a nuisance or annoyance to or in any way interfere with the quiet and comfort of the Building.

(l) Not to engage any foreign person(s) without a valid work permit or employment pass for the purpose of working on the premises.

(m) Not to use the said premises for any illegal or immoral purposes including but not limited to the provision of shelter for persons without valid travel documents or passes issued by the immigration authorities.

(n) Not to mortgage, assign, sublet, license, share or part with the actual or legal possession of the said premises or any part thereof without first obtaining the written consent of the Landlord.

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NO OBSTRUCTION

(o) Not to store any goods or things upon or otherwise obstruct, litter or make untidy the common areas in the Building.

(p) Not to block up darken or obstruct or obscure any of the windows or lights in the said premises or the Building except otherwise permitted or with the knowledge of the landlord.

NOT TO AFFIX UNAUTHORIZED SIGN(S) ON BUILDING EXTERIOR

(q) Not without the written consent of the Landlord to affix or otherwise exhibit or permit to be affixed or otherwise exhibited upon the exterior of the said premises or any part thereof any signboard, name-plate, placard, poster or advertising material or the like whatsoever provided that the Landlord shall not unreasonably withhold his consent to the erection by the Tenant of a sign board of a reasonable size at the entrance to the said premises.

NO UNAUTHORIZED FOOD/DRINKS/TOUTING

(r) Not without the written consent of the Landlord to permit the vendor of food or drinks or the servants or agents of such vendor to bring onto thesaid premises which consent shall not be unreasonably withheld.

(s) Not to tout or permit his servants or agents to tout or to use freelance touts in the common areas of the Building or any part thereof.

OBSERVANCE AND PERFORMANCE OF RULES & REGUALTIONS

(t) To observe and perform and to cause all its employees, independent contractors, agents, invitees and licensees to observe and perform all the rules and regulations made/imposed by the Management Corporation Strata Title of the Building.

NOTICE RECEIVED FROM GOVT/STAT PUBLIC, ETC

(u) Should the Tenant receive any notice from any governmental, statutory public or the public amenities service providers with respect of the said premises to give notice thereof forthwith in writing to the Landlord.

DANGEROUS MATERIAL

(v) Not to keep or permit to be kept on the said premises or any part thereof any materials of a dangerous or explosive nature the keeping of which may contravene and/or breach any local statutes or regulations whereby the Landlord shall be exposed to penalty, fine and forfeiture or in respect of which an increased rate of insurance may be required.

NOTIFICATION TO LANDLORD OF ANY OUTBREAK OF FIRE, ETC

(w) To give to the Landlord and/or its authorised representative notification as soon as practicable of any outbreak of fire on the said premises and/or any damage or destruction caused by acts of terrorism, explosions, storms, tempest, floods or aircraft dropped therefrom.

INSURANCE / CLAIMS DUE TO TENANT’S NEGLIGENCE

(x) Not to do or permit or suffer to be done anything whereby any policy or policies of insurance on the said premises against damage by fire may become void or voidable or whereby the rate of premium thereon might be increased and to repay to the Landlord all sums paid by way of increased premiums and all expenses incurred in or about any renewal of such policy or policies rendered necessary by a breach of this covenant and any such payments shall be added to the rent hereby reserved and be recoverable as rent.

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5. At the expiration of the term hereby created to peaceably deliver up the Landlord the said premises together with all the furniture fixtures and fittings in reasonable condition, authorised alterations or additions and damage by fair wear and tear and Act of God excepted. In the event damages caused due to act of negligence by the Tenant, servants, agents, customers, licensees or invitees, replacement cost of the items less depreciation (if any) will be borne by the Tenant.

ERECTIONS ON EXTERNAL WALLS

6. Not to erect or permit to project outside the said premises any radio or television aerial or antenna or any other similar devices or equipment nor do or permit to be done anything to the external walls of the said premises or the Building in which the said premises are comprised which may in the opinion of the Landlord may or alter the appearance of the Building or which may be objected to by the governing authorities.

THIRD PARTY CLAIMS

7. To be wholly responsible for and to indemnify the Landlord against any proceedings actions claims or demands whatsoever by any person for loss and damage suffered as a result of the want of repair of the premises or any apparatus, installation or wiring upon or in the premises or the spread of fire or the overflow of water or the escape of any substance or anything from the said premises due to the default or negligence of the Tenant, servants, agents, licensees or invitees.

YIELDING UP OF PREMISES

8. To return to the Landlord all keys upon the expiry or earlier determination of the term hereby created.

AND THE LANDLORD hereby agrees with the Tenant as follows: -

PAYMENT OF TAXES

9.(a) Save as otherwise set out in this Agreement, to pay all taxes, assessments and any insurance premium payable by the Landlord in respect of the said premises during the term hereby created.

QUIET POSSESSION / ENJOYMENT

(b) That the Tenant paying the rental and all other charges hereby reserved and observing and performing the several covenants and stipulation herein contained shall peaceably and quietly hold and enjoy possession of the said premises during the term hereby created without any interruption by the Landlord or any person or persons claiming under or in trust for the Landlord.

ACCESS OF PREMISES DURING FITTING OUT PERIOD

(c) Subject to Clause 4(b) and 4(c) above, to allow the Tenant to enter into possession of the said premises prior to execution of this Agreement and remain therein rent free for a period from15th November 2010 till 30th  November 2010for the purpose of renovation works subject to the Tenant complying with all legal requirements and in particular the terms of Clause 4(l) above.

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AND PROVIDED ALWAYS and it is hereby agreed as follows: -

DEFAULT OF TENANT

(d) If rent hereby reserved or any part thereof shall be unpaid for five (5)days after becoming payable (whether formally demanded or not) OR ifany covenants or stipulations on the Tenant’s part herein containedshall not be performed or observed OR if any time the Tenant shall enter into any composition with his creditors or suffer any distress or execution to be levied on his own goods OR if the Tenant or any other person in whom for the time being this tenancy is vested shall become bankrupt, then and in any of the said cases it shall be lawful for the Landlord at any time thereafter to re-enter the said premises and resume possession of the premises thereupon this tenancy shall be absolutely determined but without prejudice to the right of action of the Landlord in respect of any breach of the Tenant’s covenants herein contained.

RENT IN ARREARS

(e) Without prejudice to the rights powers and remedies of the Landlord otherwise under this Lease, the Tenant will pay to the Landlord interest at the rate of Twelve per cent (12%) per annum of any monies due but unpaid for five (5) days by the Tenant to the Landlord on any account whatsoever pursuant to this Lease such interest to be computedon the basis of a 365 day year from the due date for payment of the moneys in respect of which the interest is chargeable until payment of such moneys in full and to be recoverable in like manner as rent in arrears. PROVIDED THAT the said rate of interest shall apply both before as well as after judgment and any period of less than one month shall be treated as a period of one month. The Landlord shall be entitled to recover such interest from the Tenant as though such interest was rent in arrears.

UNTENANTABILITY LEADING TO SUSPENSION OF RENT

(f) In the event that the said premises or any part thereof at anytime during the term hereby created is damaged or destroyed by fire, Act of God or other cause beyond the control of the Landlord so as to render the said premises unfit for use or access thereto impossible then the rental hereby reserved or a fair proportion thereof according to the nature an extent of the damage sustained shall be suspended until the said premises shall again be rendered fit for occupation and use or until access thereto may be obtained.

NOTICE TO BE SERVED BY LANDLORD AND TENANT

(g) Any notice under this Agreement required to be served upon the Tenant shall be in writing and shall be sufficiently served if forwarded to the Tenant by registered post to the abovementioned address11-2, Jalan 26/70A, Desa Sri Hartamas, 50480 Kuala Lumpur or to its last known place of business in Malaysia AND any notice required to be served upon the Landlord shall be served if delivered personally or sent to the Landlord  by registered post or sent to the Landlord at their last known address. Any notice sent by registered post shall be deemed to be given at the time when in due course of post it would be expected to be delivered to the address to which it is sent.

UNTENANTABILITY LEADING TO TERMINATION OF LEASE

(h) Notwithstanding anything to the contrary, in the event of the complete destruction of the said premises by a cause beyond the control of both parties hereto; either party may terminate this Agreement immediately without being liable therefore to the other party.

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STAMP DUTY

(i) The cost of stamping of this Agreement in duplicate shall be borne by the Tenant and paid forthwith upon the Tenant’s execution of this Agreement.

OPTION TO RENEW

(j) The Landlord shall on the written request of the Tenant made at least 3 months before the expiration of the term hereby created and if there shall not at the time of such request be any existing breach or non observance of any of the covenants contained herein grant the Tenant an extension of 12 months from the expiry of the term created herein on the same terms and conditions except for the rent payable which shall be mutually agreed upon. If before the expiry of the existing term there is no mutual agreement on the rental the Tenant shall not be entitled to an extension of the tenancy under this Agreement.

NON-LIABILITY OF LANDLORD

10. Notwithstanding anything to the contrary in this Agreement, the Landlord shall not in any way whatsoever or howsoever be responsible or liable to the Tenant or the Tenant’s licensees servant agents or other persons in the said premises or calling upon the Tenant or the immediate occupant in respect of any happening or injury suffered or damage to or loss of any chattel or any apparatus or other equipment, electronic, electrical or otherwise or property sustained on the said premises or in the building or buildings adjacent thereto owing to any failure, malfunction explosion or suspension of the electricity or gas or water supply to the said premises or any leakage of water from anywhere or the influx of rain water into the said premises or any act, omission, default, misconduct or negligence of any partner or other servant or employee, independent contractor or agent of the Landlord in or about the performance or purported performance of any duty relating to the provision of the said services or facilities or any of them.

ASSIGNMENT OF LEASE

11. The Landlord shall be at liberty at any time to assign this Agreement and the benefit thereof to any party or person as the Landlord shall deem fit.

WAIVER OF DEFAULT

12. No condoning, excusing or overlooking by the Landlord of any default, breach or non-observance, or non-performance by the Tenant at any time or times of any of the Tenant’s obligations herein contained, shall operate as a waiver of the Landlord’s rights hereunder in respect of any continuing or subsequent default, breach or non-observance or non-performance, or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach, and no waiver by the Landlord shall be inferred from, or implied by anything done or omitted by the Landlord unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and in no way shall be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provided.

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INSOLVENCY

13.In the event that the Tenant shall become insolvent or make any composition or arrangement with his creditors or shall suffer any execution to be levied on its goods, this Agreement shall forthwith terminate and the Landlord shall beentitled forthwith to re-enter the said premises but otherwise without prejudice to the Landlord’s all other rights and remedies under this Agreement.

GOVERNING LAW

14. The law applicable in any action arising out of this Agreement shall be the law of Malaysia and the parties hereto submit themselves to the exclusive jurisdiction of the courts of Malaysia.

IN WITNESS WHEREOF the parties hereto to have hereunto set their hand the day and year first before written.

SIGNED BY LANDLORD:
ATOMIC VISION SDN. BHD. (914627-K))
37-2 (Room 1), 2nd Floor,	)
Jalan Metro Perdana 7)
Taman Usahawan Kepong,	)
Kepong Utara	)
52100 Kuala Lumpur)

In the presence of:	)
Name:	)
NRIC No.	)

SIGNED BY TENANT:
Union Hub Technology Sdn. Bhd.	)
(Reg. No.807388-P))
Address same as the “said premises”	)

In the presence of:	)
Name :	)
NRIC No.	)

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